UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

Anika Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21326	04-3145961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
32 Wiggins Avenue
Bedford, MA	01730
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (781) 457-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Anika Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 3, 2010.  Proxies were solicited pursuant to the Company’s proxy statement filed on April 22, 2010 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934. There was no solicitation in opposition to the Company’s solicitation.  At the meeting, holders of the Company’s common stock were asked (1) to elect two (2) Class II directors, each to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, and (2) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.  Each share of the Company’s common stock was entitled to one vote with respect to matters submitted to a vote of the Company’s stockholders, and the voting results reported below are final.

PROPOSAL 1

Each of the Company’s nominees for director as listed in the proxy statement was re-elected as shown in the table below.  There were no votes against or votes abstained with respect to any director nominee.  There were 5,442,170 broker non-votes with respect to Proposal 1.

Nominee	Votes “For”	Votes Withheld
Raymond J. Land	6,117,973	659,705
John C. Moran	6,117,973	659,705

PROPOSAL 2

 Stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year as shown below.  There were no broker non-votes and no votes withheld with respect to Proposal 2.

Votes “For”	Votes Against	Votes Abstained
11,648,635	558,847	12,366

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Anika Therapeutics, Inc.

Date: June 9, 2010	By:	/s/ Kevin W. Quinlan
	Name:	Kevin W. Quinlan
	Title:	Chief Financial Officer